Exhibit (j) (iii) under Form N-1A
                                       Exhibit 8 (iii) under Item 601/Reg. S-K










           Consent of Independent Registered Public Accounting Firm



The Board of Trustees
Huntington Variable Annuity Funds:


We consent to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
April 27, 2005